Exhibit 10.50

SECOND AMENDMENT TO LEASE

This Second Amendment (the “Second Amendment”) to Lease is made as of August 30,2006, by and between ARE-5100/5110 CAMPUS DRIVE, L.P., a Delaware limited partnership, having an address at 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101 (“Landlord”), and GENAERA CORPORATION, a Delaware corporation, having an address at 5110 Campus Drive, Plymouth Meeting, Pennsylvania (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of December 13, 2001, and that certain First Amendment to Lease Agreement dated as of February 6, 2004 (the Lease Agreement as amended by the First Amendment to Lease Agreement, is herein the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 5110 Campus Drive, Plymouth Meeting, Pennsylvania, and more particularly described in the Lease.

B. Tenant desires to extend the term of the Lease for a period of two (2) years, and Landlord is willing to extend the term of the Lease on the terms herein set forth.

C. Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1. Capitalized Terms. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed in the Lease.

2. Term. Effective as of the date hereof, the Term of the Lease, as defined in the Lease, shall be extended by twenty-four (24) months and shall expire, unless terminated earlier pursuant to the Lease, on November 30, 2009. The additional twenty-four (24) month period is herein the “Extension Term”, and the definition of the “Term” under the Lease is hereby amended to include the Extension Term.

3. Extension Term Base Rent. Effective as of December 1, 2007 (the “Extension Term Rent Commencement Date”), the Base Rent payable under the Lease shall be equal to the sum of (i) the Base Rent payable immediately before such Extension Term Rent Commencement Date, and (ii) $3,500 (which is equal to $2.00 per rentable square foot per annum). On the first anniversary of the Extension Term Rent Commencement Date (the “First Extension Term Anniversary”), Base Rent shall be increased by multiplying the Base Rent payable immediately before such First Extension Term Anniversary by four percent (4%) and adding the resulting amount to the Base Rent payable immediately before the First Extension Term Anniversary.

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4. Base Rent Adjustments. Base Rent payable during the Extension Term shall be calculated in accordance with the immediately preceding paragraph. Accordingly, Section 4 of the Lease entitled “Base Rent Adjustments” shall not be applicable during the Extension Term.

5. Miscellaneous.

(a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e) Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

(Signatures on Next Page)

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary - Do Not

Copy or Distribute- Alexandria and the Alexandria Logo are

registered trademarks of Alexandria Real Estate Equities, Inc.

Second Amendment To Lease - Genaera Corporation	Page -2-

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

GENAERA CORPORATION, a Delaware corporator

By:	/s/ John L. Armstrong, Jr.
Name:	John L. Armstrong, Jr.
Title:	CEO

LANDLORD:

ARE-5100/5110 CAMPUS DRIVE, L.P., a Delaware limited partnership

By:	ARE-Campus Drive GP, LLC, a Delaware limited liability company, its general partner

	By:	AREE-HOLDINGS, L.P., a Delaware limited partnership, managing member

		By:	ARE-GP HOLDINGS QRS CORP., a Delaware corporation, general partner

			By:	/s/ Jennifer Pappas
V.P & Assistant Secretary

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary - Do Not

Copy or Distribute- Alexandria and the Alexandria Logo are

registered trademarks of Alexandria Real Estate Equities, Inc.

Second Amendment To Lease - Genaera Corporation	Page -3-